Exhibit 10.35
  Supplemental Executive Retirement Agreement between NBT Bancorp Inc. and David
                      E. Raven made as of January 1, 2004.


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                                NBT BANCORP INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                         (Effective as of July 23, 2001)




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                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----

Preamble . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

Article 1 - Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .    1

Article 2 - Eligibility and Participation. . . . . . . . . . . . . . . . .    6

Article 3 - Retirement Date. . . . . . . . . . . . . . . . . . . . . . . .    7

Article 4 - Retirement Income Benefit. . . . . . . . . . . . . . . . . . .    7

Article 5 - Supplemental 401(k)/ESOP Benefit and Deferral Credit Accounts.    9

Article 6 - Supplemental Retirement Benefit. . . . . . . . . . . . . . . .   10

Article 7 - Modes of Benefit Payment and Vesting of Benefits . . . . . . .   11

Article 8 - Death Benefits . . . . . . . . . . . . . . . . . . . . . . . .   12

Article 9 - Unfunded Plan. . . . . . . . . . . . . . . . . . . . . . . . .   14

Article 10 - Administration. . . . . . . . . . . . . . . . . . . . . . . .   15

Article 11 - Amendment or Termination. . . . . . . . . . . . . . . . . . .   17

Article 12 - General Provisions. . . . . . . . . . . . . . . . . . . . . .   18

                                    PREAMBLE

This NBT Bancorp Inc. Supplemental Executive Retirement Plan (the "Plan") is effective as of July 23, 2001. The purpose of the Plan is to permit certain employees of NBT Bancorp Inc. (the "Company"), its subsidiary, NBT Bank, National Association (the "Bank") and adopting affiliated employers to receive supplemental retirement income when such amounts would be due under the benefit and contribution formulas in the tax-qualified NBT Bancorp Inc. Defined Benefit Pension Plan and NBT Bancorp Inc. 401(k) and Employee Stock Ownership Plan but cannot be paid thereunder due to the reductions and other limitations imposed by Sections 401(a)(17), 401(k)(3), 401(m) and 415 of the Internal Revenue Code of 1986, as amended and to provide such employees' with an aggregate retirement benefit (taking into consideration amounts paid under such Plans and social security benefits) commencing following retirement at or after age 62 of not less than 50% of such employees' final average compensation, subject to the terms of the Plan. Capitalized terms are defined in Article 1 below.

The Plan is intended to be an unfunded, non-qualified deferred compensation plan. Neither the Employer, the Committee, nor the individual members of the Committee shall segregate or otherwise identify specific assets to be applied to the purposes of the Plan, nor shall any of them be deemed to be a trustee of any amounts to be paid under the Plan. Any liability of the Employer to any person with respect to benefits payable under the Plan shall be based solely upon such contractual obligations, if any, as shall be created by the Plan, and shall give rise only to a claim against the general assets of the Employer. No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specific property of the Employer.

                                    ARTICLE 1
                                    ---------

                                   DEFINITIONS
                                   -----------

The following words and phrases shall have the meanings hereafter ascribed to them. Those words and phrases which have limited application are defined in the respective Articles in which such terms appear.

          1.1 "Actuarial Equivalent" shall have the same meaning the term "Actuarial Equivalent" has under Section 2.03 of Appendix A to the Basic Retirement Plan using the following actuarial assumptions:

    Mortality: "Applicable Mortality Rate" as such term is defined in Section
    ---------
                2.03c of Appendix A to the Basic Retirement Plan.
    Interest Rate: "Applicable Interest Rate" as such term is defined in
    -------------
            Section 2.09b of Appendix A to the Basic Retirement Plan.
          1.2 "Bank" means NBT Bank, National Association or any successor thereto by merger, consolidation or otherwise by operation of law.

1.3 "Basic 401(k)/ESOP" means the NBT Bancorp Inc. 401(k) and Employee Stock Ownership Plan, as amended from time to time.

1.4 "Basic 401(k)/ESOP Benefit" means the benefit paid to a Participant under the Basic 401(k)/ESOP and includes benefits payable upon Normal Retirement, Early Retirement, Postponed Retirement, death or termination of service.

1.5 "Basic 401(k)/ESOP Surviving Spouse Benefit" means the benefit payable to a Participant's surviving spouse under the Basic 401(k)/ESOP upon the Participant's death before a distribution of the Participant's entire Basic 401(k)/ESOP account balance.

1.6 "Basic Retirement Plan" means the NBT Bancorp Inc. Defined Benefit Pension Plan, as amended from time to time.

1.7 "Basic Retirement Plan Benefit" means the benefit payable to a Participant under the Basic Retirement Plan and includes benefits payable upon Normal Retirement, Early Retirement, Postponed Retirement, death or termination of service.


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          1.8 "Basic Retirement Plan Surviving Spouse Benefit" means the benefit payable to a Participant's surviving spouse or eligible children under the Basic Retirement Plan upon the Participant's death, if any.

1.9 "Beneficiary" means such living person or living persons designated by the Participant in accordance with Section 7.5(a) to receive the Supplemental Retirement Benefit after his or her death, or his or her personal or legal representative, all as herein described and provided. If no Beneficiary is designated by the Participant or if no Beneficiary survives the Participant, the Beneficiary shall be the Participant's estate.

1.10 "Board" means the Board of Directors of the Company, as duly constituted from time to time.

1.11 "Cause" means the Participant's (a) conviction of robbery, bribery, extortion, embezzlement, fraud, grand larceny, burglary, perjury, income tax evasion, misapplication of Employer funds, false statements in violation of 18 U.S.C. Sec. 1001, or any other felony that is punishable by a term of imprisonment of more than one year; (b) material breach of his or her duty of loyalty to the Employer; (c) acts or omissions in the performance of his or her duties having a material adverse effect on the Employer that were not done or omitted to be done in good faith or which involved intentional misconduct or a knowing violation of law; or (d) any transaction in the performance of his or her duties with the Employer from which he or she derived a material improper personal benefit.

          1.12 "Change in Control" means:

                    (i) A change in control with respect to the Company or the Bank of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A as in effect on the date hereof pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any person (including an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company or similar organization or group acting in concert) hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of the common stock and other voting securities of the Company; or

          (ii) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the shareholders of the Company, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

                    (iii) There shall be consummated (x) any consolidation or merger of the Company in which it is not the continuing or surviving corporation or pursuant to which voting securities of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of its common stock and other voting securities immediately before the merger have substantially the same proportionate ownership of common stock and other voting securities, respectively, of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all of the assets of the Company or the Bank, provided that any such consolidation, merger, sale, lease,


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exchange or other transfer consummated at the insistence of an appropriate banking regulatory agency shall not constitute a change in control; or

          (iv) Approval by the shareholders of the Company of any plan or proposal for its liquidation or dissolution.

1.13 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.14 "Committee" means the Plan's administrative committee, as appointed by the Board to administer the Plan, as described in Article 10.

          1.15 "Company" means NBT Bancorp, Inc. or any successor thereto by merger, consolidation or otherwise by operation of law.

1.16 "Confidential Information" means business methods, creative techniques and technical data of the Company, the Bank and their affiliates that are deemed by the Company, the Bank or any such affiliate to be and are in fact confidential business information of the Company, the Bank or its affiliates or are entrusted to the Company, the Bank or its affiliates by third parties, and includes, but is not limited to, procedures, methods, sales relationships developed while the Participant is in the service of the Company, the Bank or their affiliates, knowledge of customers and their requirements, marketing plans, marketing information, studies, forecasts and surveys, competitive analyses, mailing and marketing lists, new business proposals, lists of vendors, consultants, and other persons who render service or provide material to the Company, the Bank or their affiliates, and compositions, ideas, plans, and methods belonging to or related to the affairs of the Company, the Bank or their affiliates, except for such information as is clearly in the public domain, provided, that information that would be generally known or available to persons skilled in the Participant's fields shall be considered to be "clearly in the public domain" for this purpose.

          1.17 "Deferral Credit Account" means the bookkeeping account Maintained in the name of the Employer, on behalf of each Participant, pursuant to Article 5.

1.18 "Determination Date" means the earlier of (i) the date of termination of the Participant's employment with the Employer or (ii) the first day of the month following the Participant's 65th birthday.

1.19 "Effective  Date"  means  July  23,  2001.

          1.20 "Employee" means a person who is an employee of the Employer.

1.21 "Employer" means the Company, the Bank and any subsidiary or affiliated corporation of either of them which, with the approval of the Board and subject to such conditions as the Board may impose, adopts the Plan, and any successor or successors of any of them.

          1.22 "Final Average Compensation" shall have the same meaning as the term "Final Average Compensation" has under Section 2.27 of Appendix A to the Basic Retirement Plan, except that in determining the amount of Compensation (as defined in Section 2.14 of Appendix A to the Basic Retirement Plan) to be used in calculating Final Average Compensation under
     Section 2.27 of Appendix A to the Basic Retirement Plan, Compensation shall not be subject to the compensation limitation of section 401(a)(17) of the Code.

1.23 "401(k)/ESOP Benefit" means the deferred compensation 401(k)/ESOP Benefit provided to Participants and their beneficiaries in accordance with the applicable provisions of the Plan.


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1.24 "Full-Time  Employee"  shall mean an Employee who works not less than 1,000 hours  in  a  calendar  year.

1.25 "Other  Retirement  Benefits"  means  the  sum  of:

          (a) The annual benefit payable to the Participant from the Basic Retirement Plan; plus
          (b) The annual Retirement Income Benefit payable to the Participant hereunder; plus
(c) The annual amount of any supplemental retirement benefit payable to the Participant by the Employer or any other Employer pursuant to any
   Supplemental Retirement Agreement with the Participant (other than amounts attributable to elective deferrals of such Participant's compensation);
                                      plus
(d) The annual benefit that could be provided by (A) Employer contributions (other than elective deferrals) made on the Participant's behalf under the Basic 401(k)/ESOP, and (B) actual earnings on contributions in
      (A), if such contributions and earnings were converted to a benefit payable at age 62 in the same form as the Supplemental Retirement
      Benefit, using the same actuarial assumptions as are provided under
                                Section 1.1; plus
(e)     The annual benefit that could be provided by the Participant's Deferral
      Credit Account, if such Deferral Credit Account were converted to a benefit payable at age 62 in the same form as the Supplemental
        Retirement Benefit, using the same actuarial assumptions as are provided under Section 1.1.
          The amount of Other Retirement Benefits shall be determined by an actuary selected by the Company, with such determination to be made without regard to whether the Participant is receiving payment of such benefits on the Determination Date. To the extent the Participant receives a payment of Other Retirement Benefits described in 1.25(d) or (e) prior to the date the Supplemental Retirement Benefit is determined pursuant to this Plan, the total of such Other Retirement Benefits shall be determined by including and assuming that such amounts earned interest at a variable rate equal to the one-year United States Treasury bill rate as reported in the New York edition of The Wall Street Journal on the Determination Date from the date received to the date Other Retirement Benefits are calculated for purposes of this Plan.

1.26 "Participant" means an Employee who has been designated by the Employer as eligible to participate in the Plan and who becomes a Participant pursuant to the provisions of Article 2.

1.27 "Plan" means the NBT Bancorp Inc. Supplemental Executive Retirement Plan, as herein set forth, and as it may hereafter be amended from time to time.
               1.28 "Plan Limitation Provisions" means provisions of the Basic 401(k)/ESOP and the Basic Retirement Plan that reduce or restrict an Employee's employer-provided benefits under the Basic Retirement Plan and employer matching contributions to the Basic 401(k)/ESOP (including Article IX and the last sentence of Section 1.12 of the Basic Retirement Plan and the next to last paragraph of Section 1.14, the third paragraph of Section 1.33 and Sections 4.5,
4.7 and 4.9 of the Basic 401(k)/ESOP, or the corresponding provisions of any amendment to such Plans) in order to satisfy the limitations imposed by one or more of the following: (i) Section 401(a)(17) of the Code, (ii) Section 401(k)(3) of the Code, (iii) Section 401(m) of the Code, or (iv) Section 415 of the Code.

               1.29 "Plan Year" means the period from the Effective Date through December 31, 2001 and each calendar year thereafter within which the Plan is in effect.

1.30 "Present Value" means the present value of a benefit determined on the basis of the actuarial assumptions specified in Section 1.1

1.31 "Social Security Benefit" means the Participant's actual social security benefit at his or her Social Security Retirement Age.

               1.32 "Social Security Retirement Age" shall have the same meaning the term "Social Security Retirement Age" has under Section 2.58 of Appendix A to the Basic Retirement Plan.

1.33 "Retirement Income Benefit" means the deferred compensation retirement income benefit determined pursuant to Article 4.

1.34 "Supplemental Retirement Benefit" means the deferred compensation retirement benefit determined pursuant to Article 6.

1.35 "Supplemental Surviving Spouse Benefit" means the survivor death benefit payable to a Participant's surviving spouse, pursuant to the provisions of Sections 8.1 through 8.3.

1.36 "Year of Service" means a calendar year in which the Participant completes not less than 1,000 Hours of Service (as defined in Section 1.25 of the  Basic  Retirement  Plan)  with  an  Employer.

     Words importing males shall be construed to include females and the singular shall be construed to include the plural, and vice versa, wherever appropriate.

                                    ARTICLE 2
                                    ---------

                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

               2.1 Plan eligibility is limited to a select group of management or highly compensated Employees, as designated in writing by the Board, who participate in the Basic Retirement Plan, the Basic 401(k)/ESOP or both such plans.

     From time to time, the Company may designate one or more Employees who participate in the Basic Retirement Plan, the Basic 401(k)/ESOP or both such plans as participants in the Plan, from the class of Employees participating in the Basic Retirement Plan, the Basic 401(k)/ESOP or both such plans who are members of a select group of management Employees or are highly compensated Employees. Newly eligible Employees shall participate as of the date specified by the Board.

2.2 The Company may, from time to time, remove any Participant from participation in the Plan; provided, however, that, subject to Section 12.4, such removal will not reduce the amount of Retirement Income Benefit and 401(k)/ESOP Benefit credited to the Participant under the Plan, as determined as of the date of such Participant's removal. A Participant so removed shall remain a Participant until all benefits are distributed in accordance with the provisions of the Plan.

2.3 The Committee may provide each eligible Employee with appropriate forms in connection with participation in the Plan.

                                    ARTICLE 3
                                    ---------

                                 RETIREMENT DATE
                                 ---------------

3.1 A Participant's Retirement Date shall be his or her date of actual retirement, which may be his or her Normal, Early, Disability or Postponed Retirement Date, whichever is applicable pursuant to the following sections of this Article 3.

3.2 A Participant's Normal Retirement Age shall be the 65th anniversary of his or her birth. Such Participant's Normal Retirement Date shall be the date coinciding with Normal Retirement Date under the Basic Retirement Plan.


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3.3  A  Participant  may  retire on an Early Retirement Date, which shall be the date coinciding with the initial distribution of an early retirement benefit under the Basic Retirement Plan.

3.4 A Participant may retire on a Disability Retirement Date, which shall be the date coinciding with the initial distribution of a disability retirement benefit under the Basic Retirement Plan.

3.5 If a Participant continues in the employment of the Employer beyond Normal Retirement Date, the date coinciding with postponed retirement under the Basic Retirement Plan shall be the Participant's Postponed Retirement Date.

                                    ARTICLE 4
                                    ---------

                            RETIREMENT INCOME BENEFIT
                            -------------------------

4.1 The Retirement Income Benefit payable to an eligible Participant in the form of a life annuity with five years certain commencing on his or her Normal, Early, Disability or Postponed Retirement Date, as the case may be, shall be equal to the excess, if any, of the amount specified in (a) over the amount specified in (b), as stated below:

(a) the monthly amount of Basic Retirement Plan retirement income payable upon Normal, Early or Postponed Retirement Date, as the case may be, to which the Participant would have been entitled under the Basic
        Retirement Plan, if such benefit were calculated under the Basic
          Retirement Plan without giving effect to the limitations and restrictions imposed by the application of Plan Limitation Provisions and any other provisions of the Basic Retirement Plan that are necessary to comply with Code Sections 401(a)(17) and 415, or any successor provisions thereto;
(b) the sum of (i) the monthly amount of Basic Retirement Plan retirement income payable upon Normal, Early or Postponed Retirement Date, as the case may be, actually payable to the Participant under the Basic
        Retirement Plan, after the limitations and restrictions imposed by the application of the Plan Limitation Provisions and any other provisions of the Basic Retirement Plan that are necessary to comply with Code Sections 401(a)(17) and 415, or any successor provisions thereto, plus (ii) the monthly amount of retirement income that is the actuarial equivalent (determined in accordance with the Basic Retirement Plan) of any supplemental retirement benefit payable to the Participant by any Employer upon Normal,
        Early or Postponed Retirement Date, as the case may be, pursuant to any Supplemental Retirement Agreement with the Participant.
          4.2 With respect to eligible Participants who terminate their employment other than on a Retirement Date specified in Article 3, the vested Retirement Income Benefit payable in the form of a life annuity with five years certain, commencing on the date the Participant is eligible for a vested retirement benefit under the Basic Retirement Plan, shall be equal to the excess, if any, of the amount specified in (a) over the amount specified in (b), as stated below:

     (a) the monthly amount of Basic Retirement Plan vested retirement income payable upon termination of service to which the Participant would have been entitled under the Basic Retirement Plan, if such benefit were calculated under the Basic Retirement Plan without giving effect to the limitations and restrictions imposed by the application of the Plan Limitation Provisions and any other provisions of the Basic Retirement Plan that are necessary to comply with Code Sections 401(a)(17) and 415, or any successor provisions thereto;

     (b) the sum of (i) the monthly amount of Basic Retirement Plan vested retirement income payable upon termination of service actually payable to the Participant under the Basic Retirement Plan, after the limitations and restrictions imposed by the application of the Plan Limitation Provisions and any other provisions of the Basic Retirement Plan that are necessary to comply with Code Sections 401(a)(17) and 415, or any successor provisions thereto, plus (ii) the monthly amount of retirement income that is the actuarial equivalent (determined in accordance with the Basic Retirement Plan) of any supplemental retirement  benefit  payable  to  the  Participant  by  any

          Employer following such termination of service pursuant to any Supplemental Retirement Agreement with the Participant.

                                    ARTICLE 5
                                    ---------

                            SUPPLEMENTAL 401(K)/ESOP
                      BENEFIT AND DEFERRAL CREDIT ACCOUNTS
                      ------------------------------------

5.1 The 401(k)/ESOP Benefit under the Plan shall equal the discretionary and matching contributions or other Employer-provided benefit to the extent provided for under the Basic 401(k)/ESOP (disregarding the limitations and restrictions imposed by the application of the Plan Limitation Provisions and any other provisions of the Basic 401(k)/ESOP that are necessary to comply with Code Sections 401(a)(17), 401(k)(3), 401(m), and 415, or any successor provisions thereto) for plan years of the Basic 401(k)/ESOP ending after the Effective Date, less any such amount actually contributed by the Employer to the Basic 401(k)/ESOP for such plan years (to the extent permitted by the terms thereof, taking into account the limitations and restrictions imposed by the application of the Plan Limitation Provisions and any other provisions of the Basic 401(k)/ESOP that are necessary to comply with Code Sections 401(a)(17), 401(k)(3), 401(m), and 415, or any successor provisions thereto), adjusted for income, gains and losses based on deemed investments, pursuant to Section 5.4 below. For purposes of this
     Section 5.1, it shall be assumed that the Participant has made Basic 401(k)/ESOP contributions, on a before-tax or after-tax basis, as are necessary to qualify for the maximum Employer provided benefit available under the Basic 401(k)/ESOP to similarly situated Basic 401(k)/ESOP Participants who are not affected by such restrictions and limitations.

5.2 The 401(k)/ESOP Benefit under the Plan shall be accounted for by the Employer under a Deferral Credit Account, maintained in the name of the Employer, on behalf of each Participant.

5.3 Each Deferral Credit Account maintained by the Employer shall be credited with units on behalf of each Participant, as appropriate in accordance with the 401(k)/ESOP Benefit, as soon as administratively practicable, but in no event later than March 15 of the Plan Year following the Plan Year in which Basic 401(k)/ESOP contributions on behalf of the Participant were limited or restricted.

5.4 The 401(k)/ESOP Benefit credited annually to each Participant's Deferral Credit Account under the Plan shall be deemed to be invested on a time weighted basis, based upon the crediting of the Deferral Credit Account under Section 5.3 above, as if such amounts had been invested in the same manner as the investment of the corresponding amounts pursuant to the Basic 401(k)/ESOP, and such Account shall be credited with income and gains, and charged with losses, as if such investments had actually been made.

                                    ARTICLE 6
                                    ---------

                         SUPPLEMENTAL RETIREMENT BENEFIT
                         -------------------------------

          6.1 If an eligible Participant shall remain employed by the Employer until reaching his or her 62nd birthday, serving as a Full-Time Employee until such date, and subject to the other terms and conditions of this Plan, the Company shall pay such Participant an annual "Supplemental
Retirement  Benefit"  determined  as  follows:

     (a) the Participant shall be entitled to a Supplemental Retirement Benefit on and after his or her 62nd birthday but before his or her Social Security Retirement Age in an amount equal to the excess, if any, of
          (1)  50  percent of the Participant's Final Average Compensation, over
          (2) the Participant's Other Retirement Benefits, determined as of the Determination Date.

     (b) the Participant shall be entitled to a Supplemental Retirement Benefit on and after his or her Social Security Retirement Age in an amount equal to the excess, if any, of (1) 50 percent of the Participant's Final Average Compensation, over (2) the sum of (aa) the Participant's Other Retirement Benefits, determined as of the Determination Date, plus (bb) the Participant's Social Security Benefit.

          6.2 If an eligible Participant shall remain employed by the Employer until reaching his or her 60th birthday, serving as a Full-Time Employee until such date and he or she continues to serve as a Full-Time Employee until the date of his or her retirement, and he or she retires then or thereafter but before reaching his or her 62nd birthday, and subject to the other terms and conditions of this Plan, the Company shall pay such Participant after the date of his or her retirement, pursuant to Section 7.4(b), or to his or her spouse or other Beneficiary, pursuant and subject to Section 8.6(c) if he or she has died before his or her 62nd birthday, a reduced early Supplemental Retirement Benefit calculated in accordance with the following schedule:

     (a) if the date of the Participant's retirement shall be on or after his or her 60th birthday but before his or her 61st birthday, the Company shall pay such Participant 60% of the Supplemental Retirement Benefit calculated in accordance with Section 6.1; and

(b) if the date of the Participant's retirement shall be on or after his or her 61st birthday but before his or her 62nd birthday, the Company shall pay such Participant 70% of the Supplemental Retirement Benefit so calculated.
                                    ARTICLE 7
                                    ---------

                          MODES OF BENEFIT PAYMENT AND
                          ----------------------------
                               VESTING OF BENEFITS
                               -------------------

7.1 Except as otherwise provided in the following paragraph, any Retirement Income Benefit and 401(k)/ESOP Benefit payable under the Plan to a Participant, beneficiary, joint or contingent annuitant or eligible child, shall be payable in the modes provided by, and subject to the provisions of, the Basic Retirement Plan and Basic 401(k)/ESOP, respectively, as the case may be. Any Retirement Income Benefit paid from the Plan in a form other than a life annuity shall be the actuarial equivalent of a life annuity, utilizing the actuarial equivalent factors set forth in the Basic Retirement Plan and applied to obtain the optional mode of payment thereunder.

     The Committee, in its sole discretion and consistent with the best interests of the Employer may distribute any Retirement Income Benefit and 401(k)/ESOP Benefit payable under the Plan to a Participant, beneficiary, joint or contingent annuitant, or eligible child, as a single lump sum benefit, using, in the case of a Retirement Income Benefit, the actuarial equivalent factors set forth in the Basic Retirement Plan for lump-sum cashouts. In exercising its discretion hereunder, the Committee shall not be bound by any request by a Participant, beneficiary, joint or contingent annuitant, or eligible child, to receive any Retirement Income Benefit and 401(k)/ESOP Benefit payable under the Plan as a single lump-sum benefit.

          7.2 Except with respect to receipt of a lump sum benefit under
Section 7.1, any elections for an optional mode of benefit payment made by a Participant under the Basic Retirement Plan and the Basic 401(k)/ESOP, shall also be effective with respect to any Retirement Income Benefit and 401(k)/ESOP Benefit, as the case may be, payable under the Plan to a Participant, beneficiary, joint or contingent annuitant, or eligible child.

          7.3 Except with respect to receipt of a lump sum benefit under Section 7.1, payment of any Retirement Income Benefit and 401(k)/ESOP Benefit under the Plan shall commence on the same date as payment of a Basic Retirement Plan and 401(k)/ESOP Plan distribution payable to a Participant or beneficiary, and shall terminate on the date of last payment of Basic Retirement Plan and 401(k)/ESOP Plan distribution, as the case may be.

7.4  The  Supplemental  Retirement  Benefit  shall  be  paid:

     (a) except as provided in Section 7.4(b) (early retirement) and Section 8.6 (death), commencing on the first day of the month following the later of the Participant's retirement or his or her attainment of age 62; or

     (b) commencing on the first day of the month following the Participant's Determination Date in connection with early retirement after reaching age 60 and prior to the date of his or her 62nd birthday.

7.5 The Supplemental Retirement Benefit shall be paid in the form specified below:

  (a) The Supplemental Retirement Benefit shall be paid as a straight life annuity, payable in monthly installments, for the Participant's life; provided, however, that if the Participant has no surviving spouse and dies before having received 60 monthly payments, such monthly payments shall be continued to his or her Beneficiary until the total number of monthly payments to the Participant and his or her Beneficiary equal 60, whereupon all payments shall cease and the
  Company's obligation to pay the Supplemental Retirement Benefit under shall be deemed to have been fully discharged. If the Participant and his or her Beneficiary shall die before having received a total of 60 monthly payments, an amount equal to the Actuarial Equivalent of the balance of such monthly payments shall be paid in a single sum to the estate of the survivor of the Participant and his or her Beneficiary. If Supplemental Retirement Benefits are payable in the form described in this Section 7.5(a), the Participant shall designate in writing, as his or her Beneficiary, any person or persons, primarily, contingently or successively, to whom the Company shall pay benefits following the Participant's death if the Participant's death occurs before 60 monthly payments have been made.
  (b) Notwithstanding the form of payment described in Section 7.5(a), if the Participant is married on the date payment of the Supplemental Retirement
Benefit commences, the benefit shall be paid as a 50% joint and survivor annuity with the Participant's spouse as the Beneficiary. The 50% joint and survivor annuity shall be the Actuarial Equivalent of the benefit described in Section
    7.5(a).  If the Supplemental Retirement Benefit is payable pursuant to this
   Section 7.5(a), but the Participant's spouse fails to survive him or her, no payments of the Supplement Retirement Benefit will be made following the
                              Participant's death.
     (c) Notwithstanding the foregoing provisions of this Section 7.5, the Company, in its sole discretion, may accelerate the payment of all or any portion of the Supplemental Retirement Benefit or the reduced early Supplemental Retirement Benefit at any time. Any payment accelerated in accordance with this
       Section 7.5(c) shall be the Actuarial Equivalent of the payment being accelerated.
7.6     Subject  to  Section  12.4,  each  Participant  shall have a 100 percent vested  and  non-forfeitable  right  to  benefits  under  the  Plan.
                                    ARTICLE 8
                                    ---------

                                 DEATH BENEFITS
                                 --------------
          8.1 Upon the death of: (i) a Participant who has not terminated from employment before Retirement Date as defined in Section 3.1, or (ii) a Participant who retires on a Retirement Date as defined in Section 3.1 and dies before the complete distribution of Basic Retirement Plan Benefit and Basic 401(k)/ESOP Benefit, as the case may be, benefits shall be payable as set forth in Sections 8.2, 8.3 and 8.4.

8.2 With respect to any Retirement Income Benefit, if a Basic Retirement Plan pre-retirement survivor annuity or post retirement survivor annuity, as the case may be, is payable to a Participant's surviving spouse or eligible children, if applicable, a supplemental pre-retirement survivor annuity or post retirement survivor annuity, as the case may be, shall be payable to the surviving spouse or eligible children, if applicable, under the Plan. The monthly amount of the Supplemental Surviving Spouse Benefit pre-retirement survivor annuity or post retirement survivor annuity, as the case may be, payable to a surviving spouse or eligible children, if applicable, shall be equal to the excess, if any, of the amount specified in (a) over the amount specified in (b), as stated below:

     (a) the monthly amount of Basic Retirement Plan pre-retirement survivor annuity or post retirement survivor annuity, as the case may be, to which the surviving spouse or eligible children, if applicable, would have been entitled under the Basic Retirement Plan, if such benefit were calculated under the Basic Retirement Plan without giving effect to the limitations and restrictions imposed by the Plan Limitation Provisions and any other provisions of the Basic Retirement Plan that are necessary to comply with Code Sections 401(a)(17) and 415, or any successor provisions thereto;

     (b) (i) the monthly amount of Basic Retirement Plan pre-retirement survivor annuity or post retirement survivor annuity, as the case may be, actually payable to the surviving spouse or eligible children, if applicable, under the Basic Retirement Plan, after the limitations imposed by the application of Plan Limitation Provisions and any other provisions of the Basic Retirement Plan that are necessary to comply with Code Sections 401(a)(17) and 415, or any successor provisions thereto plus (ii) the monthly amount that is the actuarial equivalent (determined in accordance with the Basic Retirement Plan) of any supplemental retirement benefit payable to the surviving spouse or eligible children, if applicable, by any Employer following the Participant's death pursuant to any Supplemental Retirement Agreement with the Participant.
8.3 The Retirement Income Benefit supplemental pre-retirement survivor annuity or post retirement survivor annuity shall be payable over the lifetime of the surviving spouse, or to eligible children to the extent provided in the Basic Retirement Plan, in monthly installments commencing on the same date as payment of the Basic Retirement Plan pre-retirement survivor annuity or post retirement survivor annuity, as the case may be, and shall terminate on the date of the last payment of the Basic Retirement Plan pre-retirement survivor annuity or post retirement survivor annuity, as the case may be.

          8.4 With respect to any 401(k)/ESOP Benefit, all amounts credited to the Participant's Deferral Credit Account shall be payable in a single lump sum to the Participant's surviving spouse, if any, as a Supplemental Surviving Spouse Benefit, unless an optional mode has been elected pursuant to Article 7.

8.5 Upon the death of a Participant under the circumstances set forth in clauses (i) and (ii) of Section 8.1, if no Basic Retirement Plan Surviving Spouse Benefit, or Basic 401(k)/ESOP Surviving Spouse Benefit, as the case may be, is payable, (a) no further Retirement Income Benefit shall be payable, unless an optional mode has been elected pursuant to Article 7, and (b) all amounts credited to the Participant's Deferral Credit Account shall be payable to the Participant's designated beneficiary in a single lump sum, unless an optional mode has been elected pursuant to Article 7.

          8.6 The following provisions shall apply with respect to payment of the Supplemental Retirement Benefit after the death of a Participant:

     (a) Except as provided in Section 8.6(b), if a Participant shall die before his or her 62nd birthday, no Supplemental Retirement Benefit shall be payable.

(b) If a Participant shall die on or after his or her 60th birthday, after he or she has retired but before payment of any Supplemental Retirement
  Benefit has commenced, the Participant's surviving spouse, if any, shall be paid as a straight life annuity 50 percent of the Supplemental Retirement Benefit for her life commencing within 30 days following the Participant's death. Such payments shall be made in monthly installments, subject to the right of the Company to accelerate payment at any time in accordance with
 Section 7.5(c). However, if such Participant is not married at the time of his or her death, the Company shall pay to the Participant's Beneficiary a lump sum benefit equal to 50 percent of the Present Value of the Participant's
                        Supplemental Retirement Benefit.
(c) Except as provided in Section 8.6(b), no Supplemental Retirement Benefit shall be payable if the Participant dies before payment of any Supplement Retirement Benefit has begun without having a spouse who survives him or her.
(d) If a Participant dies after payment of a Supplemental Retirement Benefit has commenced, the amount, if any, of the Supplemental Retirement Benefit payable to the Participant's surviving spouse or other Beneficiary shall be determined pursuant to the applicable provisions of Section 7.5.
                                    ARTICLE 9
                                    ---------

                                  UNFUNDED PLAN
                                  -------------


9.1 The Plan shall be administered as an unfunded plan and is not intended to meet the qualification requirements of Sections 401(a) and 401(k) of the Code. No Participant or beneficiary shall be entitled to receive any payment or benefits under the Plan from the qualified trust maintained in connection with the Basic Retirement Plan and Basic 401(k)/ESOP.

9.2 The Employer shall have the right to establish a reserve, establish a grantor trust or make any investment for the purposes of satisfying its obligation hereunder for payment of benefits, including, but not limited to, investments in one or more registered investment companies under the Investment Company Act of 1940, as amended, to the extent permitted by applicable banking or other law; provided, however, that no Participant or beneficiary shall have any interest in such investment, trust, or reserve.

          9.3 To the extent that any Participant or beneficiary acquires a right to receive benefits under the Plan, such rights shall be no greater than those rights which guarantee to the Participant or beneficiary the strongest claim to such benefits, without resulting in the Participant's or beneficiary's constructive receipt of such benefits.

9.4 With respect to any 401(k)/ESOP Benefit, 100% of the Participant's Deferral Credit Account shall be deemed to be invested as provided in Section 5.4 above. A Participant's Deferral Credit Account may not be encumbered or assigned by a Participant or any beneficiary.

9.5 A Participant or beneficiary with a Retirement Income Benefit, the 401(k)/ESOP Benefit or both such Benefits under the Plan shall be an unsecured creditor of the Employer as to any benefit payable under the Plan.

          9.6 Not later than the closing of any transaction that would constitute a Change of Control, the Employer shall transfer to an independent corporate trustee of a grantor trust within the meaning of section 671 of the Code that satisfies the applicable requirements of Revenue Procedure 92-64 or any successor thereto an amount sufficient to cover all potential liabilities under this Plan.

                                   ARTICLE 10
                                   ----------

                                 ADMINISTRATION
                                 --------------

10.1 Except for the functions reserved to the Company or the Board, the administration of the Plan shall be the responsibility of the Committee. The Committee shall consist of three or more persons designated by the Company. Members of the Committee shall serve for such terms as the Company shall determine and until their successors are designated and qualified. Any member of the Committee may resign upon at least 60 days written notice to the Company, or may be removed from office by the Company at any time, with or without notice.

10.2 The Committee shall hold meetings upon notice at such times and places as it may determine. Notice shall not be required if waived in writing. Any action of the Committee shall be taken pursuant to a majority vote at a meeting, or pursuant to the written consent of a majority of its members without a meeting, and such action shall constitute the action of the Committee and shall be binding in the same manner as if all members of the Committee had joined therein. A majority of the members of the Committee shall constitute a quorum. No member of the Committee shall note or be counted for quorum purposes on any matter relating solely to himself or herself or his or her rights under the Plan. The Committee shall record minutes of any actions taken at its meetings or of any other official action of the Committee. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee or by any of the members of the Committee or by a representative of the Committee authorized by the Committee to sign the same in its behalf.

10.3 The Committee shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out the Plan. The determination of the Committee as to any question involving the Plan shall be final, conclusive and binding. Any discretionary actions to be taken under the Plan by the Committee shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Committee shall have the following powers and duties:
     (a) the duty to furnish to all Participants, upon request, copies of the Plan;

     (b) the power to require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;

     (c) the power to make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

     (d) the power to interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive;

     (e) the power to decide on questions concerning the Plan in accordance with the provisions of the Plan;

     (f) the power to determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan and to provide a full and fair review to any Participant whose claim for benefits has been denied in whole or in part;

     (g) the power to designate a person who may or may not be a member of the Committee as Plan "Administrator" for purposes of the Employee Retirement Income Security Act of 1974 (ERISA); if the Committee does not so designate an Administrator, the Committee shall be the Plan Administrator;

     (h) the power to allocate any such powers and duties to or among individual members of the Committee; and

     (i) the power to designate persons other than Committee members to carry out any duty or power which would otherwise be a responsibility of the Committee or Administrator, under the terms of the Plan.

10.4 To the extent permitted by law, the Committee and any person to whom it may delegate any duty or power in connection with administering the Plan, the Company, any Employer, and the officers and directors thereof, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in the reliance upon, any actuary, counsel, accountant, other specialist, or other person selected by the Committee, or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them. Further, to the extent permitted by law, no member of the Committee, nor the Company, any Employer, nor the officers or directors thereof, shall be liable for any neglect, omission or wrongdoing of any other members of the Committee, agent, officer or employee of the Company or any Employer. Any person claiming benefits under the Plan shall look solely to the Employer for redress.
10.5 All expenses incurred before the termination of the Plan that shall arise in connection with the administration of the Plan (including, but not limited to administrative expenses, proper charges and disbursements, compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Committee in connection with the administration of the Plan), shall be paid by the Employer.

                                   ARTICLE 11
                                   ----------

                            AMENDMENT OR TERMINATION
                            ------------------------

11.1 The Board shall have the power to suspend or terminate the Plan in whole or in part at any time, and from time to time to extend, modify, amend or revise the Plan in such respects as the Board, by resolution, may deem advisable; provided, however, that no such extension, modification, amendment, revision, or termination shall deprive a Participant or any beneficiary of any benefit accrued under the Plan.

11.2 In the event of a termination or partial termination of the Plan, the rights of all affected parties, if any, to benefits accrued to the date of such termination or partial termination, shall become nonforfeitable to the same extent that such rights would be nonforfeitable if such benefits were provided under the Basic Retirement Plan or the Basic 401(k)/ESOP and such plans were terminated on such date.

11.3 No amendment of the Plan shall reduce the vested and accrued benefits, if any, of a Participant under this Plan, except to the extent that such a reduction would be permitted if such benefits were provided under the Basic Retirement Plan or the Basic 401(k)/ESOP.

11.4 In the event of the termination or partial termination of the Plan: (a) the Company shall pay in one lump sum to affected Participants or their beneficiaries the 401(k)/ESOP Benefit, if any, to which they are entitled, as if such Participants' termination of service had occurred on the date the Plan is terminated, and (b) the Retirement Income Benefit and Supplemental Retirement Benefit, if any, to which they are entitled shall continue to be payable.

                                   ARTICLE 12
                                   ----------

                               GENERAL PROVISIONS
                               ------------------

12.1 The Plan shall not be deemed to constitute an employment contract between the Employer and any Employee or other person, whether or not in the employ of the Employer, nor shall anything herein contained be deemed to give any Employee or other person, whether or not in the employ of the Employer, any right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge any Employee at any time and to treat such Employee without any regard to the effect which such treatment might have upon such Employee as a Participant of the Plan.

12.2 Except as provided in Section 12.4, or as may otherwise be required by law, no distribution or payment under the Plan to any Participant or beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any Participant or beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment, voluntarily or involuntarily, the Committee, in its sole discretion, may cancel such distribution or payment or may hold or cause to be held or applied such distribution or payment, or any part thereof, to or for the benefit of such Participant or beneficiary, in such manner as the Committee shall direct.

12.3 If the Employer determines that any person entitled to payments under the Plan is incompetent by reason of physical or mental disability, it may cause all payments thereafter becoming due to such person to be made to any other person for his or her benefit, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Plan, the Employer and the Committee.

12.4 Notwithstanding  any  other  provision  of  this  Plan:

     (a) if the Employer determines that Cause exists for the termination of the Participant's employment, the Participant and his or her spouse and beneficiaries shall forfeit all rights to any payments under this Plan;

     (b) if a Participant separates from service before having completed five Years of Service with any Employer, no Supplemental Retirement Benefit shall be payable hereunder;
     (c) no amounts shall be payable hereunder to the Participant and his or her spouse and beneficiaries:

               (i) following any breach by the Participant of any provision of any employment or other written agreement with the Company, the Bank or any other Employer with respect to confidentiality, non-competition, non-interference with, or non-solicitation of, employees, customers, suppliers or agents or similar matters, provided that no Change in Control shall have occurred before such breach;

               (ii) if,  without  the  prior written consent of the Company, the
                    Participant discloses or divulges to any third party, except as may be required by his or her duties, by law, regulation, or order of a court or government authority, or as directed by the Company, or uses to the detriment of the Company or its affiliates or in any business or on behalf of any business competitive with or substantially similar to any business of the Company or the Bank or their affiliates, any Confidential Information obtained during the course of his or her employment by the Company, the Bank or any affiliate of any of either of them, provided that this Section
                    12.4(c)(ii) shall not be construed as restricting the Participant from disclosing such information to the employees of the Company or the Bank or their affiliates;

               (iii)  if  while  the Participant is employed by the Company, the
                    Bank, any Employer or any affiliate of any of them or within two years after any termination of such employment other than in anticipation of or following a Change in Control, the Participant (A) interferes with the relationship of the Company, the Bank or their affiliates with any of their employees, suppliers, agents, or representatives (including, without limitation, causing or helping another business to hire any employee of the Company, the Bank or their affiliates), or (B) directly or indirectly diverts or attempts to divert from the Company, the Bank or their affiliates any business in which any of them has been actively engaged during the period of such employment, or interferes with the relationship of the Company, the Bank or their affiliates with any of their customers or prospective customers, provided, that this Section 12.4(c)(iii) shall not, in and of itself, prohibit the Participant from engaging in the banking, trust, or financial services business in any capacity, including that of an owner or employee; and

     (d) if any particular provision of this section 12.4 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete from the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of this section 12.4 shall be unenforceable with respect to scope, duration, or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to the Company, the Bank and their affiliates, to the fullest extent permitted by applicable law, the benefits intended by this section 12.4.

12.5 The Employer shall be the sole source of benefits under the Plan, and each Employee, Participant, beneficiary, or any other person who shall claim the right to any payment or benefit under the Plan shall be entitled to look solely to the Employer for payment of benefits.

12.6 If the Employer is unable to make payment to any Participant, beneficiary, or any other person to whom a payment is due under the Plan, because it cannot ascertain the identity or whereabouts of such Participant, beneficiary, or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Participant, beneficiary, or other person shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Participant, beneficiary or other person shall be forfeited 24 months alter the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated, retroactively, no later than 60 days after the date on which the Participant, beneficiary, or other person shall make application therefor. Neither the Company, the Committee nor any other person shall have any duty or obligation under the Plan to make any effort to locate or identify any person entitled to benefits under the Plan, other than to mail a notice to such person's last known mailing address.

12.7 If upon the payment of any benefits under the Plan, the Employer shall be required to withhold any amounts with respect to such payment by reason of any federal, state or local tax laws, rules or regulations, then the Employer shall be entitled to deduct and withhold such amounts from any such payments. In any event, such person shall make available to the Employer, promptly when requested by the Employer, sufficient funds or other property to meet the requirements of such withholding. Furthermore, at any time the Employer shall be obligated to withhold taxes, the Employer shall be entitled to take and authorize such steps as it may deem advisable in order to have the amounts required to be withheld made available to the Employer out of any funds or property due to become due to such person, whether under the Plan or otherwise.

12.8 The Committee, in its discretion, may increase or decrease the amount of any benefit payable hereunder if and to the extent that it determines, in good faith, that an increase is necessary in order to avoid the omission of a benefit intended to be payable under this Plan or that a decrease is necessary in order to avoid a duplication of the benefits intended to be payable under this Plan.

12.9 The provisions of the Plan shall be construed, administered and governed under applicable federal laws and the laws of the State of New York. In applying the laws of the State of New York, no effect shall be given to conflict of laws principles that would cause the laws of another jurisdiction to apply.

                        Supplemental Retirement Agreement
                            Effective January 1, 2004


The attached document (NBT BANCORP INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, effective as of July 23, 2001) sets forth the terms of an agreement for the payment of supplemental retirement income made as of January 1, 2004 between NBT Bancorp Inc., a Delaware corporation and a registered financial holding company headquartered at 52 South Broad Street, Norwich, New York 13815, and David E. Raven, an individual residing at 808 Parkview Road, Moscow, Pennsylvania 18444. The parties hereby execute this agreement as follows:


NBT  Bancorp  Inc.

BY:  /S/  Daryl  R. Forsythe                                      Date: 3/8/04
Daryl  R.  Forsythe
Chairman  and  CEO


BY:  /S/  David  E.  Raven                                        Date:  3/8/04
David  E.  Raven



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